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EX-23.1

             INDEPENDENT AUDITORS' CONSENT

      EXHIBIT 23.1



                          INDEPENDENT AUDITORS' CONSENT

         We consent to the incorporation by reference in this Registration Statement of The Chalone Wine Group, Ltd. on Form S-3 of our report dated May 11, 2001 (June 15, 2001 as to the fourth paragraph of Note 8), appearing in the Annual Report on Form 10-K (amended by Form 10-K/A filed on September 13, 2001) of The Chalone Wine Group, Ltd. for the year ended March 31, 2001 and to the reference to us under the heading "Experts" in the Prospectus, which is part of this Registration Statement.


September 14, 2001
/s/ DELOITTE & TOUCHE LLP
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    DELOITTE & TOUCHE LLP

San Francisco, California










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